Exhibit 99.1

Express Lane, Inc.

Financial Statements

December 31, 2011 and 2010

Express Lane, Inc.

Table of Contents

December 31, 2011 and 2010

Independent Auditor’s Report	1

Financial Statements

Balance Sheets	2

Statements of Income and Retained Earnings	4

Statements of Cash Flows	5

Notes to Financial Statements	6

Supplementary Information

Schedules of Operating Expenses	17

Schedules of Administrative Expenses	18

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

Express Lane, Inc.

600 Ohio Avenue

Lynn Haven, Florida 32444

We have audited the balance sheets of Express Lane, Inc. (the “Company”) as of December 31, 2011 and 2010, and the related statements of income and retained earnings, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of Express Lane, Inc. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules of operating and administrative expenses on pages 17 and 18 are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Certified Public Accountants

Panama City Beach, Florida

February 29, 2012

Express Lane, Inc.

Balance Sheets

December 31,	2011	2010

Assets

Current assets
Cash and cash equivalents	$2,285,169	$1,349,155
Receivables, net	1,467,855	1,083,086
Inventories	5,216,009	4,820,205
Prepaid insurance	131,173	173,510
Property held for sale	377,771	1,489,238

Total current assets	9,477,977	8,915,194

Property and equipment
Land	3,224,852	2,207,362
Buildings	5,255,707	2,621,526
Leasehold improvements	4,145,168	4,174,023
Equipment	28,279,197	25,750,231
Construction in progress	655,561	92,806
	41,560,485	34,845,948
Less accumulated depreciation	(12,717,495)	(10,899,749)

Property and equipment, net	28,842,990	23,946,199

Other assets
Receivables, net	140,048	322,758
Deposits	25,324	21,045
Non-compete agreement, net	—	8,983
Lease acquisition costs, net	966,771	1,047,429
Loan costs, net	38,645	61,574
Franchise fees, net	60,854	57,932
Goodwill	756,390	756,390

Total other assets	1,988,032	2,276,111

Total assets	$40,308,999	$35,137,504

(Continued)

See accompanying notes to financial statements

Express Lane, Inc.

Balance Sheets (Continued)

December 31,	2011	2010

Liabilities and stockholders’ equity

Current liabilities
Current maturities of notes payable	$1,278,099	$1,198,604
Accounts payable	7,041,914	5,690,512
Other accrued expenses	222,684	146,034
Agency obligations	676,154	585,592

Total current liabilities	9,218,851	7,620,742

Other liabilities
Notes payable, less current maturities	6,093,641	5,559,141
Accrued rent expense	629,796	601,468

Total other liabilities	6,723,437	6,160,609

Total liabilities	15,942,288	13,781,351

Stockholders’ equity
Common stock
$10 par value, voting, 100 shares authorized, 62 shares issued and outstanding	620	620
$10 par value, nonvoting, 9,900 shares authorized, 4,900 shares issued and outstanding	49,000	49,000
Additional paid-in capital	272,910	272,910
Retained earnings	24,044,181	21,033,623

Total stockholders’ equity	24,366,711	21,356,153

Total liabilities and stockholders’ equity	$40,308,999	$35,137,504

See accompanying notes to financial statements

Express Lane, Inc.

Statements of Income and Retained Earnings

Years ended December 31,	2011	2010

Revenues
Gasoline	$162,330,165	$135,902,941
Merchandise	51,762,646	51,143,732
Fast food	6,571,030	5,856,067
Other	2,951,543	2,915,341

Total revenues	223,615,384	195,818,081

Cost of sales
Gasoline	153,559,715	128,480,707
Merchandise	37,092,451	36,376,467
Fast food	2,805,117	2,465,369

Total cost of sales	193,457,283	167,322,543

Gross profit	30,158,101	28,495,538

Expenses
Operating	19,670,246	19,213,363
Administrative	3,496,668	3,319,951
Depreciation and amortization	2,178,951	2,195,486
Interest	322,417	388,591
Environmental	391,816	165,382
Loss on disposal of assets	47,447	199,427

Total expenses	26,107,545	25,482,200

Net income	4,050,556	3,013,338

Retained earnings, beginning of year	21,033,623	18,382,785

Stockholder distributions	(1,039,998)	(362,500)

Retained earnings, end of year	$24,044,181	$21,033,623

See accompanying notes to financial statements

Express Lane, Inc.

Statements of Cash Flows

Years ended December 31,	2011	2010

Operating activities
Net income	$4,050,556	$3,013,338
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	2,178,951	2,195,486
Loss on disposal of assets	47,447	199,427
Write-off of loan costs	8,652	—
Changes in assets and liabilities
(Increase) decrease in
Receivables	(202,059)	(103,879)
Inventories	(395,804)	(72,082)
Prepaid insurance	42,337	7,634
Increase (decrease) in
Accounts payable	1,351,402	201,120
Other accrued expenses	76,650	25,941
Agency obligations	90,562	(14,247)
Accrued rent expense	28,328	63,226
Deferred revenue	—	(18,571)

Net cash provided by operating activities	7,277,022	5,497,393

Investing activities
Purchase of property and equipment	(6,635,860)	(3,463,852)
Proceeds from disposal of property and equipment	735,134	474,070
Other investing activities	(14,279)	23,365

Net cash (used by) investing activities	(5,915,005)	(2,966,417)

Financing activities
Principal payments on notes payable	(1,429,787)	(1,675,567)
Proceeds from notes payable	2,043,782	—
Distributions paid	(1,039,998)	(362,500)

Net cash (used by) financing activities	(426,003)	(2,038,067)

Net change in cash and cash equivalents	936,014	492,909

Cash and cash equivalents, beginning of year	1,349,155	856,246

Cash and cash equivalents, end of year	$2,285,169	$1,349,155

See accompanying notes to financial statements

Express Lane, Inc.

Notes to Financial Statements

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Express Lane, Inc. (the “Company”) was formed in 1984 under the laws of the State of Florida.  As of December 31, 2011, the Company operates fifty one (51) convenience stores located throughout Northwest Florida and Southern Georgia.  The stores sell gasoline, fast foods, and grocery items.  Substantially all of its revenue is derived from cash sales.

Use of Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Basis of Accounting

These financial statements have been prepared on the accrual basis in accordance with U.S. generally accepted accounting principles.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers cash instruments with original maturities of less than three months to be cash equivalents.

Receivables

The Company reports receivables at net realizable value.  Management determines the allowance for doubtful accounts based on historical losses and current economic conditions.  On a continuing basis, management analyzes delinquent receivables and, once these receivables are determined to be uncollectible, they are written off through a charge against an existing allowance account or against earnings. Management considers all receivables collectible; therefore, no provision for uncollectible receivables is included in these financial statements.

Inventories

Inventories, consisting of gasoline, fast foods, and convenience store goods, are valued at the lower of average cost or fair market value using the retail method.

Express Lane, Inc.

Notes to Financial Statements

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property Held for Sale

When events or changes in circumstances indicate that long-lived assets other than goodwill may be impaired, an evaluation is performed. For an asset classified as held-for-use, the estimated future undiscounted cash flows associated with the asset are compared to the asset’s carrying amount to determine if a write-down to fair value is required.  When an asset is classified as held-for-sale, the asset’s book value is evaluated and adjusted to the lower of its carrying amount or fair market value less the cost to sell.

Property and Equipment

Property and equipment, stated at cost or the present value of minimum lease payments for assets under capital leases, are depreciated over the estimated useful lives of the assets using the straight-line method.  Significant improvements and betterments are capitalized if they extend the useful life of the asset.  Routine repairs and maintenance are expensed when incurred.  Estimated useful lives are generally 5 to 20 years for equipment and furnishings and 15 to 35 years for buildings and leasehold improvements.

Depreciation expense for the years ended December 31, 2011 and 2010 was $2,067,955 and $2,055,958, respectively.

Non-compete Agreements

Non-compete agreements represent legal contracts with historical competitors of the Company with whom they have entered into non-compete agreements in accordance with equipment purchase agreements. These costs are being amortized using the straight-line method over the life of the contractual agreement.

Lease Acquisition Costs

Lease acquisition costs consist of the costs of acquiring favorable leases.  These costs are amortized using the straight-line method over the anticipated remaining terms of these leases.

Loan Costs

Loan costs consist of closing costs and other fees associated with securing financing.  These costs have been capitalized and are being amortized using the straight-line method over the term of the loan.

Franchise Fees

Franchise fees consist of the cost of obtaining a franchise agreement.  These costs have been capitalized and are being amortized using the straight-line method over the term of the agreement.

Express Lane, Inc.

Notes to Financial Statements

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill and Intangibles

Goodwill represents the excess of the purchase price paid over fair value of assets of stores acquired. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead are tested for impairment at least annually in accordance with the provisions of FASB ASC 350.  The reported amounts of goodwill for each store are reviewed for impairment on an annual basis and more frequently when negative conditions such as significant current or projected operating losses exist.

The annual impairment test for goodwill is a two-step process and involves comparing the estimated fair value of each store to the store’s carrying value, including goodwill. If the fair value of a store exceeds its carrying amount, goodwill of the store is not considered impaired, and the second step of the impairment test is unnecessary. If the carrying amount of a store exceeds its fair value, the second step of the goodwill impairment test would be performed to measure the amount of impairment loss to be recorded, if any. The Company conducts its annual impairment tests at the end of each fiscal year. The Company’s annual impairment tests resulted in no goodwill impairment.

Intangible assets with estimable useful lives are amortized over their respective estimated useful lives to their estimated residual values and reviewed for impairment in accordance with FASB ASC 205.

Income Taxes

The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation effective January 1, 2006. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for income taxes has been included in these financial statements. As of December 31, 2011, the Company has accrued $19,000 for “built-in gains” income taxes.

Stockholder Distributions

The declaration and payment of stockholder distributions is within the discretion of the Board of Directors of the Company and is dependent upon business conditions, earnings, the financial condition of the Company and any restrictions under the provisions of its debt agreements.

Advertising

Advertising costs are expensed as incurred.  The Company expensed $177,246 and $169,457 of advertising costs for the years ended December 31, 2011 and 2010, respectively.

Express Lane, Inc.

Notes to Financial Statements

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The Company’s assets and liabilities are reported at fair value in the financial statements. The methods used to measure fair value may produce an amount that may not be indicative of net realizable value or reflective of future fair values. Although the Company believes its valuation methods are appropriate and consistent with other market indicators, the use of different methodologies or assumptions to determine the fair value of certain assets and liabilities could result in a different fair value measurement at the reporting date.

The fair value measurement accounting literature establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy consists of three broad levels:

•                  Level 1: Observable inputs such as quoted prices in active markets;

•                  Level 2: Inputs, other than quoted prices in active markets that are observable either directly or indirectly; and;

•                  Level 3: Unobservable inputs for which there is little or no market data, which requires the Company to develop assumptions.

Subsequent events

The Company has evaluated subsequent events for the period from December 31, 2011 through the date the financial statements were available to be issued, which was March 06, 2013.

NOTE 2 — INVENTORIES

Inventories consisted of the following:

December 31,	2011	2010

Merchandise	$3,322,510	$3,067,960
Fast food	95,652	84,470
Gasoline	1,797,847	1,667,775

Total inventories	$5,216,009	$4,820,205

NOTE 3 — LONG TERM RECEIVABLES

The Company participates in state insurance programs that provide for reimbursement of the costs of removing environmental contamination. The costs that are expected to be reimbursed are classified as long-term receivables and collection efforts are on-going. Costs that will not be reimbursed are recognized as environmental expenses in the year incurred.

Express Lane, Inc.

Notes to Financial Statements

NOTE 4 — ACQUIRED INTANGIBLE ASSETS

Acquired intangible assets consisted of the following:

December 31,	2011	2010

Non-compete agreement	$—	$39,200
Accumulated amortization	—	(30,217)

Non-compete agreement, net	$—	$8,983

Amortization expense for the non-compete agreements for the years ended December 31, 2011 and 2010 was $8,983 and $19,600, respectively.

December 31,	2011	2010

Lease acquisition costs	$1,949,000	$1,949,000
Accumulated amortization	(982,229)	(901,571)

Lease acquisition costs, net	$966,771	$1,047,429

Amortization expense for lease acquisition costs for the years ended December 31, 2011 and 2010 was $80,658 and $80,658, respectively.

December 31,	2011	2010

Loan costs	$132,467	$132,467
Accumulated amortization	(93,822)	(70,893)

Loan costs, net	$38,645	$61,574

Amortization expense for loan costs for the years ended December 31, 2011 and 2010 was $22,929 and $33,859, respectively.

December 31,	2011	2010

Franchise fees	$112,240	$102,240
Accumulated amortization	(51,386)	(44,308)

Franchise fees, net	$60,854	$57,932

Express Lane, Inc.

Notes to Financial Statements

NOTE 4 — ACQUIRED INTANGIBLE ASSETS (CONTINUED)

Amortization expense for franchise fees for the years ended December 31, 2011 and 2010 was $7,078 and $5,411, respectively.

December 31,	2011	2010

Goodwill	$756,390	$756,390
Accumulated impairment	—	—

Goodwill	$756,390	$756,390

The Company did not impair goodwill as a result of its annual impairment tests in the fiscal years ended December 31, 2011 and 2010. Additionally, the Company did not become aware of any changes in circumstances or events that would cause management to believe that goodwill impairment was going to occur in the future.  However, there can be no assurances that goodwill will not be impaired at any time in the future.

Total amortization expense for the years ended December 31, 2011 and 2010 was $110,996 and $139,528, respectively.

The combined aggregate estimate amortization expense of intangible assets during each of the five years subsequent to December 31, 2011, is as follows:

For the years ended December 31,

2012	$101,615
2013	101,112
2014	95,611
2015	91,929
2016	86,500
Thereafter	589,503

Total	$1,066,270

NOTE 5 — LINES OF CREDIT AND NOTES PAYABLE

The Company has a $200,000 revolving line of credit of which $0 and $0 was outstanding at December 31, 2011 and 2010, respectively. The line of credit expires in April, 2012 and is expected to be extended at its maturity date. The line of credit carries a variable interest rate equal to the Wall Street prime rate plus .5%. Interest is due and payable monthly. The line of credit is unsecured.

Express Lane, Inc.

Notes to Financial Statements

NOTE 5 — LINES OF CREDIT AND NOTES PAYABLE (CONTINUED)

The Company also has a $1,000,000 revolving line of credit of which $0 and $0 was outstanding at December 31, 2011 and 2010, respectively. The line of credit expires in October, 2012 and is expected to be extended at its maturity date. The line of credit carries a variable interest rate equal to the lender’s commercial base rate plus 1%, but not less than 4.75%. Interest is due and payable monthly. The line of credit is collateralized by receivables, inventory, equipment, and real estate at eight stores.

The Company also has a $500,000 revolving line of credit of which $0 and $0 was outstanding at December 31, 2011 and 2010, respectively. The line of credit expires in October 2012 and is expected to be extended at its maturity date. The line of credit carries a variable interest rate equal to the lender’s commercial base rate, but not less than 4%. Interest is due and payable monthly. The line of credit is unsecured.

Notes payable are summarized as follows:

December 31,	2011	2010

Note to finance company, interest at 9.90%, collateralized by real estate, improvements, and equipment, monthly payments of $19,746, matures February 2016.	$519,215	$829,596

Note to bank, interest at bank’s prime rate, collateralized by receivables, inventory, leasehold improvements, and equipment, monthly principal payments of $10,417 plus interest, matures February 2014.	270,833	395,833

Note to bank, interest at bank’s prime rate, collateralized by receivables, inventory, leasehold improvements, and equipment, monthly principal payments of $6,679 plus interest, matures February 2014.	173,642	253,785

Note to bank, interest at 30 day LIBOR plus 2.25%, collateralized by receivables, inventory, leasehold improvements, and equipment, monthly principal payments of $14,000 plus interest, matures August 2012.	88,627	256,627

Note to bank, interest at 1.00% below the bank’s prime rate, collateralized by all business assets of store #95, monthly payments of $10,475, matures May 2016.	496,577	609,540

Express Lane, Inc.

Notes to Financial Statements

NOTE 5 — LINES OF CREDIT AND NOTES PAYABLE (CONTINUED)

December 31,	2011	2010

Note to bank, interest at .35% above the bank’s prime rate, collateralized by all personal property of six stores, monthly principal payments of $15,365 plus interest, matures February 2016.	$768,252	$952,632

Note to bank, interest at .5% below the bank’s commercial base rate but not less than 4%, collateralized by real estate of store #97, monthly principal payments of $2,060 plus interest, matures May 2014.	837,140	861,860

Note to bank, interest at .5% below the bank’s commercial base rate but not less than 4%, collateralized by all furniture, fixtures, and equipment of store #97, monthly principal payments of $8,850 plus interest, matures May 2016.	468,149	574,349

Note to bank, interest at the bank’s commercial base rate but not less than 4%, collateralized by all furniture, fixtures, and equipment at the corporate office, monthly principal payments of $3,485 plus interest, matures February 2014.	90,617	132,440

Note to bank, interest at .5% below the bank’s commercial base rate but not less than 4%, collateralized by real estate of store #96, monthly principal payments of $2,650 plus interest, matures July 2014.	1,083,400	1,115,200

Note to bank, interest at .5% below the bank’s commercial base rate but not less than 4%, collateralized by all furniture, fixtures, and equipment of store #96, monthly principal payments of $8,850 plus interest, matures July 2016.	485,850	592,050

Note to bank, interest at the bank’s commercial base rate but not less than 4%, collateralized by all furniture, fixtures, and equipment store #94, monthly principal payments of $4,596 plus interest, matures April 2014.	128,683	183,833

Express Lane, Inc.

Notes to Financial Statements

NOTE 5 — LINES OF CREDIT AND NOTES PAYABLE (CONTINUED)

December 31,	2011	2010

Note to bank, interest at 30 day LIBOR plus 4.25% but not less than 4.75%, collateralized by fixtures, machinery, equipment, furniture, furnishings, personal property, and real property of store #37, monthly principal payments of $5,799 plus interest, matures November 2021.	$1,032,184	$—

Note to bank, interest at 30 day LIBOR plus 4.25% but not less than 4.75%, collateralized by fixtures, machinery, equipment, furniture, furnishings, personal property, and real property of store #37, monthly principal payments of $11,905 plus interest, matures July 2018.	928,571	—

Total	7,371,740	6,757,745
Amount due in one year	1,278,099	1,198,604

Amount due in future years	$6,093,641	$5,559,141

The aggregate repayment of notes payable during each of the five years subsequent to December 31, 2011, is as follows:

For the years ending December 31,	Amount

2012	$1,278,099
2013	1,203,072
2014	2,726,286
2015	875,356
2016	390,382
Thereafter	898,545

Total	$7,371,740

The Company has entered into borrowings as described above that are collateralized by a security interest in the Company’s receivables.  The receivables had a carrying amount of $1,607,903 and $1,405,844 at December 31, 2011 and 2010, respectively.

Express Lane, Inc.

Notes to Financial Statements

NOTE 6 — OBLIGATIONS UNDER NON-CANCELLABLE OPERATING LEASES

The Company leases all but nine of its stores under non-cancellable operating leases.  The terms of these leases range from 5 years to 20 years, with expiration dates ranging from March, 2012 to March, 2024.  Most of these leases contain renewal options whereby the Company can extend the lease if it so chooses.  Future minimum lease payments due under these leases consist of the following at December 31, 2011:

For the years ending December 31,	Amount

2012	$2,502,844
2013	2,296,112
2014	2,014,205
2015	1,695,386
2016	1,305,743
Thereafter	5,958,389

Total	$15,772,679

Rent expense under all store operating leases for the years ended December 31, 2011 and 2010 was $2,675,114 and $2,748,846, respectively.

NOTE 7 — RELATED PARTIES

The Company leases five stores from entities owned by the family members who are directors of the Company under non-cancellable operating leases. These leases are included in the amounts described under operating leases at Note 6. These leases are for a term of fifteen years, with two renewal options of five years each. Future minimum lease payments due under these leases consist of the following at December 31, 2011:

For the years ending December 31,	Amount

2012	$240,600
2013	152,600
2014	151,500
2015	151,800
2016	47,400
Thereafter	96,600

Total	$840,500

Rent expense under these leases for the years ended December 31, 2011 and 2010, was $240,600 and $224,650, respectively.

Express Lane, Inc.

Notes to Financial Statements

NOTE 8 — COMMON CONTROL

The Company’s owners also control other companies whose operations are interrelated with those of the Company.  The existence of this control could result in operating results or financial position of the Company significantly different from those that would have been obtained if the companies were autonomous.  Material transactions with these other companies have been disclosed in Note 6.

NOTE 9 — SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash was paid during the year indicated for:

Years ended December 31,	2011	2010

Interest	$322,417	$388,591

NOTE 10 — CONCENTRATION OF CREDIT RISK

The Company maintains cash balances at several financial institutions in the states of Florida and Georgia.  The balances are insured by the Federal Deposit Insurance Corporation up to $250,000 if interest bearing and are fully insured if noninterest-bearing.

At December 31, 2011 and 2010, the Company’s uninsured cash balances totaled $254,909 and $971,757, respectively.

NOTE 11 — COMMITMENTS AND CONTINGENCIES

The Company maintains surety bonds in the amount of $172,525 to cover utility deposits.

NOTE 12 — EVENTS SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITOR’S REPORT (UNAUDITED)

During the fourth quarter of 2012, the Company sold six of its convenience stores along with the related equipment, with a net book value of approximately $2.5 million, for approximately $2.5 million.

On December 21, 2012, the Company was acquired by Lehigh Gas Partners, LP. The aggregate purchase price paid for the Company was $43 million, subject to certain post-closing adjustments.

Supplementary Information

Express Lane, Inc.

Schedules of Operating Expenses

Years ended December 31,	2011	2010

Advertising	$152,290	$161,308
Bank charges	26,874	27,349
Cash short	116,138	100,326
Coupons redeemed	60,827	73,012
Credit card fees	2,921,074	2,433,172
Equipment rental	229,009	213,052
Insurance	607,386	660,617
Inventory audits	167,589	224,719
Inventory shortages	326,422	384,191
Labor	7,427,681	7,171,685
Lottery short	25,920	66,130
Miscellaneous	2,399	10,009
Payroll taxes	735,131	657,382
Pre-employment testing	22,604	24,825
Rent	2,675,114	2,748,846
Repairs and maintenance	1,295,394	1,347,733
Returned checks	10,791	17,408
Robberies	7,239	4,387
Spoilage	43,511	48,248
Supplies	509,393	458,476
Taxes and licenses	434,938	455,710
Telephone	82,468	84,437
Utilities	1,790,054	1,840,341

Total operating expenses	$19,670,246	$19,213,363

See independent auditor’s report

Express Lane, Inc.

Schedules of Administrative Expenses

Years ended December 31,	2011	2010

Accounting and legal	$88,755	$82,755
Advertising	24,956	8,149
Automobile	70,081	50,541
Bank charges	21,897	18,446
Business meals	2,369	1,812
Donations	3,200	3,291
Dues and subscriptions	10,299	10,754
Equipment rental	23,065	24,431
Health insurance	313,763	311,848
Workers’ compensation insurance	6,004	5,083
Miscellaneous	265,255	305,604
Payroll taxes	132,930	117,004
Penalties	—	562
Postage and freight	17,740	19,845
Professional fees	78,951	108,232
Repairs and maintenance	71,725	73,646
Rent	70,317	29,637
Salaries	2,031,416	1,959,361
Seminars and conventions	5,024	4,167
Supplies	124,091	74,521
Taxes and licenses	42,498	18,020
Telephone	31,260	33,334
Travel	29,209	27,460
Uniforms	10,979	15,345
Utilities	20,884	16,103

Total administrative expenses	$3,496,668	$3,319,951

See independent auditor’s report